Exhibit 99.1

Unless otherwise indicated or the context requires otherwise, references in this Exhibit 99.1 to “Rigel,” “the company,” “we,” “us” and “our” refer to Rigel Pharmaceuticals, Inc. The name Rigel Pharmaceuticals and our logo are our trademarks. All other trademarks, trade names or service marks included in this Exhibit 99.1 are the property of their respective owners.

FORWARD-LOOKING STATEMENTS

This Exhibit 99.1 contains forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and are based on our current expectations, assumptions, estimates and projections about our business and our industry, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•                            our business and scientific strategies;

•                            the progress of our and our collaborators’ product development programs, including clinical testing, and the timing of results thereof;

•                            our ability to launch TAVALISSE in the United States by the end of May 2018;

•                            our corporate collaborations and revenues that may be received from our collaborations and the timing of those potential payments;

•                            our expectations with respect to regulatory submissions and approvals, including the filing of any NDAs or INDs;

•                            existing and future regulations that affect our business;

•                            our drug discovery technologies;

•                            our research and development expenses;

•                            protection of our intellectual property;

•                            sufficiency of our cash and capital resources and the length of time before which we will require additional funding; and

•                            our operations and legal risks.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. We discuss many of these risks, uncertainties and other factors in greater detail under the sections captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should read carefully this Exhibit 99.1 completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Company Overview

We are a biotechnology company dedicated to discovering, developing and providing novel small molecule drugs that significantly improve the lives of patients with immune and hematological disorders, cancer and rare diseases. Our pioneering research focuses on signaling pathways that are critical to disease mechanisms. Our first FDA-approved product is TAVALISSETM (fostamatinib disodium hexahydrate) for the treatment of adult patients with chronic immune thrombocytopenia, or ITP, a rare autoimmune disease, where patients have had an insufficient response to a previous treatment. Our current clinical programs include Phase 2 trials with fostamatinib in autoimmune hemolytic anemia and IgA nephropathy. In addition, we have product candidates in development with partners BerGenBio AS, Daiichi Sankyo, and Aclaris Therapeutics.

Clinical Stage Programs

Fostamatinib — ITP

Disease background.    Chronic ITP affects an estimated 65,000 adult patients in the U.S. In patients with ITP, the immune system attacks and destroys the body’s own blood platelets, which play an active role in blood clotting and healing. ITP patients can suffer extraordinary bruising, bleeding and fatigue as a result of low platelet counts. Current therapies for ITP include steroids, blood platelet production boosters that imitate thrombopoietin, or TPOs, and splenectomy.

Orally-available fostamatinib program.    Taken in tablet form, fostamatinib blocks the activation of SYK inside immune cells. ITP is typically characterized by the body producing antibodies that attach to healthy platelets in the blood stream. Immune cells recognize these antibodies and affix to them, which activates the SYK enzyme inside the immune cell, and triggers the destruction of the antibody and the attached platelet. When SYK is inhibited by fostamatinib, it interrupts this immune cell function and allows the platelets to escape destruction. The results of our Phase 2 clinical trial, in which fostamatinib was orally administered to 16 adults with chronic ITP, published in Blood, showed that fostamatinib significantly increased the platelet counts of certain ITP patients, including those who had failed other currently available agents. In our Phase 3 study, called fostamatinib in thrombocytopenia, or FIT, a total of 150 ITP patients, diagnosed with persistent or chronic ITP and having blood platelet counts consistently below 30,000 per microliter of blood, were randomized into two identical multi-center, double-blind, placebo-controlled clinical trials and dosed with fostamatinib (2/3 of patients) or placebo (1/3 of patients) for up to 24 weeks, with platelet levels checked every two weeks. The primary efficacy endpoint of this program was a stable platelet response by week 24 with platelet counts at or above 50,000 per microliter of blood for at least four of the final six qualifying blood draws between weeks 14 and 24. We announced the results of the first study in August 2016, reporting that fostamatinib met the study’s primary efficacy endpoint. The study showed that 18% of patients receiving fostamatinib achieved a stable platelet response compared to none receiving a placebo control (p=0.0261). We announced the results of the second study, reporting that the response rate was 18%, consistent with the first study. However, one patient in the placebo group (4%) achieved a stable platelet response, therefore the difference between those on treatment and those on placebo did not reach statistical significance (p=0.152) and the study did not meet its primary endpoint. When the data from both studies are combined, however, this difference is statistically significant (p=0.007). In the combined datasets for the FIT studies, patients who met the primary endpoint had their platelet counts increase from a median of 18,500 per microliter (µL) of blood at baseline to more than 100,000/µL at week 24 of treatment. Patients from the FIT studies were given the option to enroll in a long-term open-label extension study and receive treatment with fostamatinib, also a Phase 3 trial. A total of 123 patients had enrolled in this study. All the patients who responded to fostamatinib in the FIT studies and enrolled in the long-term open-label extension study maintained a median platelet count of 106,500/µL at a median of 16 months. In addition, there were 44 placebo non-responders that enrolled in the long-term open-label extension study. 41 of these patients had at least 12 weeks of follow-up. Of those, nine patients (22%) have achieved a prospectively defined stable platelet response, which is statistically significant (p=0.0078) and similar to the response rate fostamatinib achieved in the parent studies. A stable response was defined as a patient achieving platelet counts of greater than 50,000/µL on more than four of the six visits between weeks 14 and 24, without rescue medication. In the post-study analysis performed by the Company, a clinically-relevant platelet response was defined to include patients achieving one platelet count over 50,000/µL during the first 12 weeks of treatment, in absence of rescue medication, but who did not otherwise meet the stable response criteria. Once the platelet count of greater than 50,000/µL is achieved, a loss of response was defined as two consecutive platelet counts of less than 30,000/µL in any subsequent visits. In the combined dataset of both stable and clinically-relevant platelet responders for the FIT studies, the response rate was 43% (43/101), compared to 14% (7/49) for placebo (p=0.0006). The most frequent adverse events were gastrointestinal-related, and the safety profile of the product was consistent with prior clinical experience, with no new or unusual safety issues uncovered.

We submitted a New Drug Application, or NDA, for fostamatinib in ITP in April 2017, which was accepted by the FDA in June 2017. In October 2017, we announced that the FDA did not plan on holding an oncology drug advisory committee meeting to discuss the NDA for fostamatinib in ITP. Additionally, the FDA indicated that the review of fostamatinib is proceeding according to the standard internal review timeline as described in the Guidance on Good Review Management Principles and Practices for PDUFA Products. On April 17, 2018, we announced that the FDA had approved TAVALISSE for the treatment of thrombocytopenia in adult patients with chronic ITP who have had an insufficient response to a previous treatment. We intend to launch TAVALISSE in the U.S. on our own in late May 2018. We plan to enter into partnership with third parties to commercial fostamatinib in Europe and Asia.

Fostamatinib — IgAN

Disease background.    Immunoglobulin A Nephropathy, or IgAN, is an autoimmune disease that severely affects the functioning of the kidneys. An estimated 12,000 Americans are diagnosed with this type of glomerulonephritis each year, with 25% of whom will eventually require dialysis and/or kidney transplantation over time. IgAN is characterized by the deposition of IgA immune complexes in the glomeruli of the kidneys leading to an inflammatory response and subsequent tissue damage that ultimately disrupts the normal filtering function of the kidneys. By inhibiting SYK in kidney cells, fostamatinib may block the signaling of IgA immune complex receptors, reduce the deposition of IgA immune complexes and arrest or slow destruction of the glomeruli.

Orally-available fostamatinib program.    Our Phase 2 clinical trial in patients with IgAN, called SIGN (SYK Inhibition for Glomerulonephritis) completed enrollment for its first and second cohorts. In January 2017, we announced that the first cohort in the Phase 2 study of fostamatinib in IgAN was completed in various centers throughout Asia, the U.S. and Europe. This cohort evaluated the efficacy, safety, and tolerability of the lower dose of fostamatinib (100mg BID, n=26; placebo n=12) as measured by change in proteinuria, renal function, and histology (comparing the pre- and post-study renal biopsies). The primary efficacy endpoint was the mean change in proteinuria from baseline at 24 weeks. The study found that at 24 weeks, fostamatinib was well tolerated with a good safety profile. The initial data suggest a trend towards a greater reduction in proteinuria in fostamatinib treated patients relative to placebo. The second cohort evaluates a higher dose of fostamatinib (150mg BID) and completed enrollment in August 2017. On April 3, 2018, we announced topline data from SIGN, reporting that the trial did not achieve statistical significance for its primary endpoint. However, in a pre-specified subgroup analysis of patients with greater than 1 gram/day of proteinuria at baseline, the initial data showed a greater reduction in proteinuria in fostamatinib-treated patients relative to placebo patients (this finding did not reach statistical significance). Patients with greater than 1 gram/day of proteinuria have an increased risk of disease progression and represent an unmet medical need. Current guidance for clinical trials in IgAN recommends studying patients with greater than 1 gram/day of proteinuria at entry. Further analysis, including histology, are expected later in the year.

Fostamatinib — AIHA

Disease background.    Autoimmune hemolytic anemia, or AIHA, is a rare, serious blood disorder where the immune system produces antibodies that result in the destruction of the body’s own red blood cells. Symptoms can include fatigue, shortness of breath, rapid heartbeat, jaundice or enlarged spleen. While no medical treatments are currently approved for AIHA, physicians generally treat acute and chronic cases of the disorder with corticosteroids, other immuno-suppressants, or splenectomy. Research has shown that inhibiting SYK with fostamatinib may reduce the destruction of red blood cells. This disorder affects an estimated 40,000 Americans, for whom no approved treatment options currently exist.

Orally available fostamatinib program.    Our Phase 2 clinical trial, also known as SOAR study, is currently enrolling patients with warm AIHA in the second stage of the trial. The trial is an open-label, multi-center, two-stage study that will evaluate the efficacy and safety of fostamatinib in patients with warm AIHA who have previously received treatment for the disorder, but have relapsed. Stage 1 recently completed enrollment for 19 patients (17 patients evaluable for efficacy) who received 150 mg of fostamatinib orally twice a day for a period of 12 weeks, with an option of entering into a long-term extension study. The patients returned to the clinic every two weeks for blood draws and medical assessment. The primary efficacy endpoint of this study was to achieve increased hemoglobin levels by week 12 of greater than 10 grams per deciliter (g/dL), and greater than or equal to 2 g/dL higher than baseline.

In October 2017, we announced that, on a top-line, preliminary basis, Stage 1 of the AIHA study enrolled 17 patients who have had at least one post-baseline hemoglobin measure. In January 2018, we also announced the updated top-line data as of December 2017 for this open-label study of which 47% of these patients (eight patients out of 17) have responded to fostamatinib treatment. Of the 17, six patients, including the last two patients enrolled, responded during the 12-week evaluation period and an additional two patients met the response criteria in the extension study after 12 weeks of dosing. In February 2018, an additional patient in the Stage 1 extension study met the response criteria. As of February 2018, 53% of evaluable patients (nine of 17) have responded to fostamatinib treatment. The safety profile was consistent with the existing fostamatinib safety database. This was presented at the Thrombosis and Hemostasis Societies of North America meeting in San Diego, California in March 2018. Given that the Stage 1 of the study met its primary efficacy endpoint, we have begun enrollment of Stage 2 of this study, in which 20 patients will be enrolled under the same protocol. In January 2018, the FDA granted our request for Orphan Drug designation for fostamatinib for the treatment of AIHA.

Research/Preclinical Programs

We are conducting proprietary research in the broad disease areas of inflammation/immunology, immuno-oncology and cancers. Within each disease area, our researchers are investigating mechanisms of action as well as screening compounds against potential novel targets and optimizing those leads that appear to have the greatest potential.

During the second quarter of 2017, we selected a molecule from our Interleukin-1 receptor-associated kinase, or IRAK, program for preclinical development. The molecule was selected for development based on its ability to inhibit both the IRAK 1 and IRAK 4 signaling pathways in preclinical studies, potentially providing a clinical benefit in autoimmune and inflammatory diseases such as psoriasis, lupus, gout, psoriatic arthritis and multiple sclerosis. We expect to initiate clinical trials in 2018.

Sponsored Research and License Agreements

We conduct research and development programs independently and in connection with our corporate collaborators. We are a party to collaboration agreements, but do not have ongoing participation, with Bristol-Myers Squibb for the discovery, development and commercialization of cancer immunotherapies based on our small molecule TGF beta receptor kinase inhibitors, Aclaris Therapeutics International Limited for the development and commercialization of certain Janus Kinase, or JAK, inhibitors for the treatment of alopecia areata and other dermatological conditions, AstraZeneca for the development and commercialization of R256, an inhaled JAK inhibitor, BerGenBio AS for the development and commercialization of AXL inhibitors in oncology, and Daiichi Sankyo to pursue research related to MDM2 inhibitors, a novel class of drug targets called ligases.

Under these agreements, which we entered into in the ordinary course of business, we received or may be entitled to receive upfront cash payments, payments contingent upon specified events achieved by such partners and royalties on any net sales of products sold by such partners under the agreements.